SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               Form 8-K

                            CURRENT REPORT


Pursuant to Sections 13 or 15 (d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported) June 13, 1994


                           AYDIN CORPORATION
        (Exact name of registrant as specified in its charter)


   DELAWARE               1-7203         23-1686808
(State or other         (Commission    (IRS Employer
jurisdiction of         File Number)   Identification No.)
incorporation)
           700 Dresher Road, Horsham, PA              19044
      (Address of principal executive offices)        (Zip Code)

                            (215) 657-7510
         (Registrant's telephone number, including area code)

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Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
   (a) Effective June 13, 1994, the Audit Committee of the Board of Directors of Registrant engaged the accounting firm of Grant Thornton as independent auditors for the Registrant to replace the firm of KPMG Peat Marwick who was terminated effective that date.
   (b) There were no disagreements between Registrant and KPMG Peat Marwick in connection with the audits of the two most recent fiscal years ended December 31, 1993, and the subsequent interim period through June 13, 1994, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused KPMG Peat Marwick to make reference in connection with their opinion to the subject matter of the disagreement.
   (c) The audit reports of KPMG Peat Marwick on the consolidated financial statements of Registrant as of and for the years ended December 31, 1993 and 1992, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
   (d) Registrant has requested KPMG Peat Marwick to furnish Registrant with a letter, addressed to the Commission, stating whether they agree with the statements made by Registrant herein. Said letter is attached.

Item 7.   FINANCIAL STATEMENT, PRO FORMS
   FINANCIAL INFORMATION AND EXHIBITS
   (c)    Exhibits
          (16)   Letter re change in certifying accountant.

                               SIGNATURE
   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AYDIN CORPORATION



Dated: June 15, 1994                  By:/s/  Robert A. Clancy
                                              Robert A. Clancy
                                                 Secretary

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                                                    Exhibit 16

                           KPMG Peat Marwick
                          1600 Market Street
                        Philadelphia, PA 19103
                            (215) 299-3100

                                                  June 14, 1994


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Aydin Corporation and, under the date of February 25, 1994, we reported on the consolidated financial statements of Aydin Corporation and subsidiaries as of and for the years ended December 31, 1993 and 1992. On June 13, 1994, our appointment as principal accountants was terminated. We have read Aydin Corporation's statements included under Item 4 of its Form 8-K dated June 13, 1994, and we agree with such statements.

                                         Very truly yours,

                                        /s/  KPMG Peat Marwick